Exhibit 21.1

KLA-Tencor Corporation

List of Subsidiaries as of June 30, 2010

Name	State or Other Jurisdiction of Incorporation

DOMESTIC SUBSIDIARIES
Ambios Technology, Inc.	California
International Sales & Business, Inc.	California
KLA-Tencor China Corporation	California
KLA-Tencor International Corporation	California
VLSI Standards, Inc.	California
ADE International Corporation	Delaware
Belize Holdings, LLC	Delaware
KLA-Tencor Asia-Pac Distribution Corporation	Delaware
KT Venture Group, L.L.C.	Delaware
KT Venture Group II, L.L.C.	Delaware

INTERNATIONAL SUBSIDIARIES
ICOS Vision Systems Corporation NV	Belgium
ICOS Vision Systems NV	Belgium
Lee Ta Technologies (BVI), Inc.	British Virgin Islands
KLA-Tencor Corporation (Cayman) Limited, I	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, II	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, III	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, IV	Cayman Islands
ICOS Vision Systems (Shenzhen) Co. Ltd.	China
KLA-Tencor International Trading (Shanghai) Co., Ltd.	China
KLA-Tencor Semiconductor Equipment Technology (Shanghai) Co., Ltd.	China
Vistec Semiconductor Systems (Shanghai) Co., Ltd.	China
KLA-Tencor France SARL	France
ICOS Vision Systems GmbH	Germany
KLA-Tencor GmbH	Germany
KLA-Tencor MIE GmbH	Germany
KLA-Tencor MIE Holdings GmbH & Co. KG	Germany
KLA-Tencor MIE Holdings Verwaltungs GmbH	Germany
KLA-Tencor MIE Jena GmbH	Germany
ICOS Vision Systems Ltd.	Hong Kong

KLA-Tencor Software India Private Limited	India
KLA-Tencor Ireland Ltd.	Ireland
Optical Metrology Patents Limited	Ireland
KLA-Tencor Corporation (Israel)	Israel
KLA-Tencor Corporation Holding (1987) Ltd.	Israel
KLA-Tencor Corporation (1992) Ltd.	Israel
KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.	Israel
KLA-Tencor Italy S.R.L.	Italy
KLA-Tencor Japan, Ltd.	Japan
VLSI Standards, K.K.	Japan
KLA-Tencor Korea, Inc.	Korea
KLA-Tencor MIE S.à r.l.	Luxembourg
KLA-Tencor MIE Holdings S.à r.l.	Luxembourg
KLA-Tencor (Malaysia) Sdn Bhd	Malaysia
KLA-Tencor (Singapore) Pte. Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte. Ltd.	Singapore
KLA Instruments S.A.	Switzerland
ICOS Vision Systems Taiwan Co. Ltd.	Taiwan
KLA-Tencor Yield Management Software Taiwan Corporation	Taiwan
KLA-Tencor (Thailand) Limited	Thailand
KLA-Tencor Limited	United Kingdom
KLA-Tencor (Service) Limited	United Kingdom